EXHIBIT 23.1

KPMG LLP Chartered Accountants Box 10426, 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Telefax (604) 691-3031 www.kpmg.ca

INDEPENDENT ACCOUNTANTS’ CONSENT

The Board of Directors
Northgate Exploration Limited

We consent to the use of our reports, both dated February 28, 2003, included in this annual report on Form 40-F of Northgate Exploration Limited.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
February 28, 2003